SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)  September 6, 2007

China Shoe Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	333-139910	20-2234410
(State or other jurisdiction of incorporation or organization)	(Commission File number)	(IRS Employer Identification No.)

488 Wai Qingsong Road,
Waigang, Jiading District, Shanghai, People’s Republic of China 201800
(Address of principal executive offices) (Zip Code)

011-86-21-59587756
(Registrant’s Telephone Number, Including Area Code)

1640 Terrace Way, Walnut Creek, CA 94597
(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On September 6, 2005, China Shoe Holdings, Inc.’s (the “Company”) dismissed its independent auditor, Chang G. Park, CPA (“Park”) of Chula Vista, California.

During the Company's two (2) most recent fiscal years and any subsequent interim period preceding the resignation, the Company has had no disagreements with Park on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure.

No accountant's report on the financial statements for either of the past two (2) years contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except for the following going concern qualification:

“The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

The Company has appointed Zhong Yi (Hong Kong) C.P.A. Company Limited as successor independent accountant.

On September 6, 2007, the Company provided Park with a copy of a draft of this Form 8-K and requested that it furnish a letter to the Company, addressed to the Securities and Exchange Commission, stating that it agreed with the statements made herein or the reasons why it disagreed. The Company received a letter from Park, dated September 6, 2007 stating that such firm agreed with the statements contained herein. This letter is being filed as an exhibit to this current report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.-

Exhibit No.	Description

16.1	Letter on change of certifying accountant pursuant to Regulation S-B Section 304(a)(3).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2007
China Shoe Holdings, Inc.

	By:	/s/ Gu Xianzhong
Name: Gu Xianzhong
Title: President